Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-125987, 333-136869 and 333-148813 each on Form S-3 of Winthrop Realty Trust and subsidiaries of our report dated March 24, 2008 relating to the financial statements of The Chicago Properties which appears in this Current Report on Form 8-K.

/s/ Tauber & Balser, PC
Atlanta, GA
August 27, 2009

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